77Q1(e)(1)

Amendment No. 3 to Management Agreement
between American Century Investment Trust and American Century Investment
Management, effective as of April 10, 2017
(filed electronically as Exhibit d4 to Post-
Effective Amendment No. 60 to the Registration
Statement of the Registrant on April 7, 2017,
File No. 33-65170 and incorporated herein by reference).